Exhibit 99.1

Relmada Therapeutics, Inc

Proforma Balance sheet

June 30, 2019

	June 30, 2019
	Without Impact of Financing	Pro Forma Adjustments Resulting from Financings	Post Pro Forma Adjustments

Assets:
Current	$9,984,381	$1,275,750	$11,260,131
Non-current	$235,352		$235,352
Total Assets	$10,219,733	$1,275,750	$11,495,483

Liabilities and stockholders’ equity:
Current	$2,606,418	$-	$2,606,418
Non-current	$-	$-	$-
Total Liabilities	$2,606,418	$-	$2,606,418

Stockholders’ equity	$7,613,315	$1,275,750	$8,889,065
Total liabilites and stockholders’ equity	$10,219,733	$1,275,750	$11,495,483

Note: Pro Forma adjustment is to account for the warrant exercise and Private Placement closed in September, 2019